Exhibit 10.5

Amendment No. RI0487C

AMENDMENT

TO THE

MASTER LOAN AGREEMENT

THIS AMENDMENT is entered into as of March 24, 2009, between FARM CREDIT SERVICES OF MID-AMERICA, FLCA ("FLCA") FARM CREDIT SERVICES OF MID-AMERICA, PCA (“PCA”) and GREEN PLAINS OBION LLC, Rives, Tennessee (formerly known as ETHANOL GRAIN PROCESSORS, LLC, Rives, Tennessee) (the ''Company'').

BACKGROUND

FLCA, PCA and the Company are parties to a Master Loan Agreement dated August 31, 2007 (such agreement, as previously amended, is hereinafter referred to as the (“MLA”). FLCA, PCA and the Company now desire to amend the MLA. For that reason, and for valuable consideration (the receipt and sufficiency of which are hereby acknowledged), FLCA, PCA and the Company agree as follows:

1.

Section 11 (B) of the MLA is hereby amended and restated to read ea follows:

SECTION 11. Financial Covenants. Unless otherwise agreed to in writing, while this agreement is in effect:

(B) Net Worth. The Company will have at the end of each period for which financial statements are required to be furnished pursuant to Section 9(H) hereof an excess of total assets over total liabilities (both as determined in accordance with GAAP consistently applied) of not less than $77,000,000.00.

2.

Except as set forth in this amendment, the MLA, including all amendments thereto, shall continue in full force and effect as written.

FARM CREDIT SERVICES OF MID-		GREEN PLAINS OBION LLC
AMERICA, FLCA

By:	/s/ Ralph M. Bowman	By:	/s/ Jerry L. Peters

Title:	Vice President	Title:	CFO & Secretary

FARM CREDIT SERVICES OF MID-
AMERICA, PCA

By:	/s/ Ralph M. Bowman

Title:	Vice President